SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 29, 2004

Phillips-Van Heusen Corporation
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-724	13-1166910
(Commission File Number)	(IRS Employer Identification Number)

200 Madison Avenue, New York, New York 10016
(Address of Principal Executive Offices)

Registrant's telephone number (212)-381-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

On January 29, 2004, Phillips-Van Heusen Corporation, a Delaware corporation, issued a press release announcing that it had commenced a cash tender offer to purchase its 9-1/2% Senior Subordinated Notes due 2008 and a related consent solicitation. There are $150 million principal amount of such notes outstanding.

The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL

INFORMATION AND EXHIBITS

(c) Exhibits:

Exhibit	Description
99.1*	Press Release, dated January 29, 2004.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips-Van Heusen Corporation

By: /s/ Mark D. Fischer

Mark D. Fischer, Vice President

Date: January 29, 2004